UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2011

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas		66612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2011, our Board of Directors announced that Mark A. Ruelle, our Executive Vice President and Chief Financial Officer, will succeed William B. Moore as our President and Chief Executive Officer upon his retirement. Effective May 19, 2011, Mr. Ruelle was appointed as a Class III director and as our President, and was re-appointed as our Chief Financial Officer. Mr. Moore will remain as our Chief Executive Officer and as a member of our Board of Directors but has announced his intention to retire later in 2011.

Since rejoining Westar Energy in January 2003, Mr. Ruelle, age 49, has served as our Executive Vice President and Chief Financial Officer, and as Vice President and Treasurer of our wholly-owned subsidiary, Kansas Gas and Electric Company.

Effective with his May 19, 2011 appointment as President and re-appointment as Chief Financial Officer, Mr. Ruelle’s annual base salary was increased to $650,000 from $445,000. No other changes were made to Mr. Ruelle’s compensation arrangements, and he will not receive any compensation in his capacity as director.

Item 7.01. Regulation FD Disclosure.

A copy of our May 19, 2011 press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated May 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westar Energy, Inc.

Date: May 19, 2011	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 99.1	Press Release dated May 19, 2011